                                                                   Ex-10.26




                               Schedules to

                             Scarab II and IV

                              Users Ageement

                                                                      SCHEDULE B

PROCEDURES FOR THE DERIVATION OF ACCOUNTING UNITS FOR DESIGNATED CABLES.

This Schedule provides procedures for the derivation of ACCOUNTING UNITS for analogue and optical fibre DESIGNATED CABLES. ACCOUNTING UNITS for each DESIGNATED CABLE and the percentage shares of ACCOUNTING UNITS for each MAINTENANCE AUTHORITY are obtained on an EAST ZONE and WEST ZONE basis as shown on Schedule Cl and Schedule C2 annexed to this Schedule. ACCOUNTING UNITS for analogue and optical fibre DESIGNATED CABLES are based on the procedures contained in this Schedule and Schedules Cl and C2 are prepared in accordance with Article 7.

I.    ACCOUNTING UNIT COMPONENT AND FORMULAE

      1. ACCOUNTING UNIT Components.

      1.1 The ACCOUNTING UNITS for analogue and optical fibre cable systems in each ZONE are based on formulae that contain two or more of the following components respective to each DESIGNATED CABLE or part, segment or subsegment thereof in the respective ZONE:

      1.2 Where:  L1=   the number of unburied nautical miles from the beach
                        joint until the cable system is at a depth of 500 fathoms.

                  L2= the number of unburied nautical miles between the points where the cable system is at depths of 500 and 1,000 fathoms.

                  L3= the number of nautical miles that the cable system is buried from the beach joint until the cable system is at a depth of 1,000 fathoms.

                  Bx= the multiplier to be applied to the buried section length of optical fibre cable systems, where:

                        Bx = 2 in the first FINANCIAL YEAR
                        Bx = 3 in the second FINANCIAL YEAR
                        Bx = 4 in the third and subsequent FINANCIAL YEARS

                  Na=   number of circuits in use by an analogue DESIGNATED
                        CABLE.

                  Nf= the Notional Capacity of an optical fibre cable, segment, or subsegment, based an the Minimum Assignment Unit of Ownership (MAUOs) consisting of 64,000 usable bits per second or such other standard as the CCITT may adopt and the OPERATING COMMITTEE may agree.

                  FF= Fill factors for optical fibre cable systems are as shown below, and are applied on the basis of years of service for each cable system, segment and/or subsegment from its date of introduction (DOI). For this purpose, the DOI shall be the date of inclusion in this AGREEMENT or the ready for service date of the cable system, segment or subsegment whichever is the earlier.

                               Years of Service          Fill Factor
                               ----------------          -----------
                                  DOI - 1                    0.19
                                      - 2                    0.28
                                      - 3                    0.37
                                      - 4                    0.46
                                      - 5                    0.55
                                      - 6                    0.64
                                      - 7                    0.73
                                      - 8                    0.82
                                      - 9                    0.91
                                      -10                    1.00

      1.3 For optical fibre cable systems where the traffic forecasts indicate a fast utilisation of MAUO capacity, a 7 Year Fill Factor (FFS) as indicated below shall be used. For purposes of Schedule B, the TAT 8 and TAT 9 cable systems have been so identified and assigned the 7 Year Fill Factors.

                                  Year                       FFS
                                  ----                       ---
                                  DOI - 1                    0.30
                                      - 2                    0.50
                                      - 3                    0.65
                                      - 4                    0.75
                                      - 5                    0.85
                                      - 6                    0.95
                                      - 7                    1.00

      2. ACCOUNTING UNITS FOR ANALOGUE CABLE SYSTEMS.

            2.1 The ACCOUNTING UNITS for analogue cable systems are based on the following formulae for:

                  2.1.1. Analogue cable system with no buried section:
                         ACCOUNTING UNITS = Aa where:

                         Aa=(L1+L2)/2 x Na/1,000

                  2.1.2. Analogue cable system with buried section: ACCOUNTING
                         UNITS = Ba where:

                         Ba=(L1+L2)/2+Lb)x Na/1,000

      3. ACCOUNTING UNITS FOR OPTICAL FIBRE CABLE SYSTEMS.

            3.1 The ACCOUNTING UNITS for optical fibre cable systems are based on the following formulae for:

                  3.1.1 Optical fibre cable system with no buried section:
                        ACCOUNTING UNITS = Af where:

                        Af=(L1 + L2/2) x (Nf x FF)/1,000

                  3.1.2 Optical Fibre cable system with buried section:

                        Bf=[L1 + L2/2 + (Bx x Lb)] x (Nf x FF)/1,000

II. PROCEDURES FOR UPDATING SCHEDULES C1 AND C2.

      1. GENERAL

            1.1 In accordance with Article 7, Schedules C, and C2 are revised and reissued bi-annually by the Appointed Party. The re-issued Schedules Cl and C2 shall reflect ACCOUNTING UNITS based on counts of circuits normally in use on 1 January and 1 July of each year for analogue DESIGNATED CABLES, revised Fill Factors for optical fibre DESIGNATED CABLES, as well as for the introduction to service, the activation of spare capacity, withdrawal from service and the reduction in

                  Notional Capacity of DESIGNATED CABLES in accordance with the procedures below.

      2. ANALOGUE DESIGNATED CABLES

            2.1 The Appointed Party shall update the ACCOUNTING UNITS for each analogue DESIGNATED CABLE in accordance with the number of circuits in use on each such cable on 1 January or 1 July as appropriate as shown on Schedule B of the ACMA.

      3. OPTICAL FIBRE DESIGNATED CABLES

                  3.1 On 1 April each year when Schedules Cl and C2 are to be re-issued, the Fill Factor (FF) for each optical fibre DESIGNATED CABLE shall be updated and the ACCOUNTING UNITS for each system revised on the basis of the following:

                        3.1.1 For optical fibre cable system already included in
                              Schedule C, except as specified in Paragraph
                              3.1.2(b) below, the FF corresponding to the next year of service after its Ready-for-Service (RFS) shall be applied in the ACCOUNTING UNIT formula.

                        3.1.2 For optical fibre cable systems that have entered
                              service during the past year since the previous 1 April update.

                        a) For systems with an RFS between 1 April and 30 September, the FF corresponding to the next year of service after RFS shall be applied in the ACCOUNTING UNIT formula.

                        b) For systems with RFS between 1 October and 31 March, the EF shall not be adjusted on Schedules C1 and C2 until the 1 April following the system's first anniversary in service.

III. INTRODUCTION OF NEW OR ADDITIONAL DESIGNATED CABLES

      Procedures for including new or additional cable systems into Schedules C1 and/or C2 shall be as follows:

      1. GENERAL PROCEDURES

      1.1 In accordance with Article 7 cables may be added to Schedules C1, and/or C2. Since the date of inclusion of these cables will usually not correspond to either the analogue cable circuit count date, the bi-annual updates of Schedule C1 and C2 for analogue cables or the annual updates for optical fibre cables, the following procedures shall be used.

      1.2 Upon notification by the MAINTENANCE AUTHORITY of its desire to include a new or additional cable, segment, subsegment or activated spare capacity in this AGREEMENT, its date of inclusion and other required system information, Schedules C1 and/or C2 shall be amended effective the first day of the billing quarter that follows the date of introduction.

2. ANALOGUE CABLE SYSTEMS

      2.1 A new or additional analogue cable system shall be included in the AGREEMENT as a DESIGNATED CABLE with effect from the date of inclusion advised under Section III, Sub-paragraph 1.2 of this Schedule and shall be included in the next issue of Schedule C using the number of circuits in use on 1 January or 1 July as appropriate as shown on the appropriate ACMA Schedule B.

      2.2 No retrospective billing adjustment will be required of the CENTRAL BILLING PARTY for the period between the date of inclusion in this AGREEMENT and the effective date of the next Schedule C. However, during the first six (6) months of billing which includes the new or additional cable, the ACCOUNTING UNITS for the cable will be increased by an amount obtained by multiplying (i) the number of ACCOUNTING UNITS calculated in accordance with Section I, Subparagraph 2.1 of this Schedule by (ii) the amount of time, as a proportion of six (6) months, between the date of inclusion in this AGREEMENT and the effective date of the above-referenced Schedule C.

3. OPTICAL FIBRE CABLE SYSTEMS

      3.1   Introduction of New or Additional Cable Systems.

            3.1.1 As a new or additional cable systems is introduced into the
                  AGREEMENT, the optical fibre system ACCOUNTING UNIT formula shall include the FF derived in accordance with Section 1, Sub-paragraph 1.2 of this Schedule.

            3.1.2 For single fibre pair system with capacity below design level, the Bearer Capacity shall be based on the assigned or Notional Capacity.

            3.1.3 Introduction of Multi-Fibre Systems.

            a) The same procedures shall be followed as described in the preceding paragraphs 3.1.1. and 3.1.2. for systems with a capacity below design level for each fibre pair. The sheath mileage shall be counted once as shown in the formula in (b) below.

            b) Determine the Bearer Capacity of each fibre pair and apply the FF of each fibre pair at the date of inclusion.

                  i)    ACCOUNTING UNITS = Cf where:

                  Cf = [L1 + L2/2 + (Bx x Lb)] x
                       [(Nfl x FF1)+ (Nf2 x FF2)]/1,000

                  ii) Where: Nf1 and FF1 apply to the first fibre pair and Nf2 and FF2 apply to the second fibre pair. For systems with more than two fibre pairs, "f3 x FF3" and so on are inserted into the formula.

            c) For branched cable systems the Bearer capacity and associated ACCOUNTING UNITS for each segment or subsegment shall be determined separately, and so displayed on the applicable Schedules C1 and/or C2.

      3.2   The introduction of Newly Equipped Spare Capacity.

            3.2.1 When the Bearer Capacity of a DESIGNATED CABLE is expanded, the Bearer Capacity of the system shall be adjusted to reflect the new capacity as defined in the amended relevant C&MA.

            3.2.2 The ACCOUNTING UNITS for newly equipped spare fibre pairs or the expansion of a cable beyond its initial capacity shall be based on the following formula:

                  i)    ACCOUNTING UNITS = Df where:

                  Df=[L1 + L2/2 + (Bx x Lb)] x [(Nf1 x FF1) +Nf2 x FF2)]/1,000

                  ii) Where: Nf1 and FF1 apply to the original capacity and NV and FF2 apply to the new equipped or expanded capacity.

            3.2.3 The Beater Capacity of the original capacity shall be determined in accordance with the reasons in the relevant C&MA for justifying the expanded capacity as follows:

                  i) If the expansion of the system is the result of the original capacity reaching full utilisation, the FF1 applied to Nf1 shall be 1.0.

                  ii) If the expansion was not the result of the original capacity being fully utilised, the FF1 shall continue at its current assigned FE at the time the spare capacity is activated.

                  iii) If the amended C&MA indicates another Bearer Capacity or other level of utilisation, the Bearer Capacity or the FF1 as appropriate should be adjusted accordingly.

                  iv) The FF of the newly equipped and original fibre pair shall be adjusted annually as specified in Part II, Paragraph 3.1.2 of this Schedule.

            3.2.4 Total ACCOUNTING UNITS for the cable system, segment or subsegment shall be determined on the basis of cumulative totals for the original and subsequently activated capacities in those cases where more than one FF is used and the MAINTENANCE AUTHORITIES and cable system terminals are the same. Where the MAINTENANCE AUTHORITIES and/or system or segment terminals are different, the ACCOUNTING UNITS shall be displayed separately on schedule Cl and/or C2 as appropriate.

IV. CABLES WITHDRAWN FROM SERVICE AND THE REDUCTION OF NOTIONAL CAPACITY.

      1. CABLE WITHDRAWN FROM SERVICE

            1.1 When a DESIGNATED CABLE is withdrawn from service, the MAINTENANCE AUTHORITY responsible shall inform the Chairman of the OPERATING COMMITTEE and the Appointed Party of the date of withdrawal. The Appointed Party shall amend Schedule C by deleting the cable, and shall issue a revised Schedule Cl and/or C2, effective the date of withdrawal from service.

      2. REDUCTION OF NOTIONAL CAPACITY.

            2.1 There may be circumstances for optical fibre cable systems, or segments or subsegments where some capacity might not be usable as a result of a mis-match with interconnecting facilities, a condition of isolation due to circuits turned back to the owners, or other conditions where the use of such capacity is not available to the cable owners. The MAINTENANCE AUTHORITY(s) concerned shall advise the OPERATING COMMITTEE of those circumstances where the unavailability is deemed permanent in nature, and upon approval of the OPERATING COMMITTEE, the Notional Capacity shall be correspondingly reduced in the ACCOUNTING UNIT formula.

            2.2 The Notional Capacity of the cable system, segment or subsegment shall be reduced in accordance with Paragraph 2.1 above and Schedule C1 and/or C2 shall be amended accordingly effective the first day of the following quarter. The FF would continue as previously assigned.

                                                                      SCHEDULE D

DEFINITION OF STANDING CHARGES AND RUNNING COSTS

1. COSTS OF THE SCARAB SYSTEMS

        1.1 For the purpose of this AGREEMENT the costs of each SCARAB SYSTEM are defined as:

               (a)    STANDING CHARGES and
               (b)    RUNNING COSTS.

2. STANDING CHARGES

        2.1 STANDING CHARGES being derived on an annual basis means all costs incurred and payments made in connection with the respective SCARAB SYSTEM during each FINANCIAL YEAR with the exception of:

               (a) The capital costs of purchasings, equipping and improving the SCARAB SYSTEM.

               (b)    RUNNING COSTS

               (c)    Expenses which are recovered by insurance claims.

               (d) Any costs of modifications related to a specific cable system construction project or other OUTSIDE WORK.

               2.2 Such annual STANDING CHARGES in respect of each SCARAB SYSTEM shall include, without prejudice to the generality of the foregoing, the following:

                        (a) Depreciation of the respective INITIAL CAPITAL COST of the SCARAB SYSTEMS determined on a straight line basis over a period of seven (7) FINANCIAL YEARS commencing on the respective OPERATIONAL DATE, together with the depreciation of any CAPITAL ADDITIONS over the life of the CAPITAL ADDITION or the remaining life of the respective SCARAB SYSTEM, whichever is the shorter, with a full year's depreciation charge in the FINANCIAL YEAR of incidence.

                        (b) Interest on capital shall be an amount so calculated as to give BT(M), FRANCE TELECOM, TMI, TEMASA and

                              TRANSPACIFIC a return of seventeen (17) percent after income taxes on their respective proportions of the average net book value the respective SCARAB SYSTEM during the FINANCIAL YEAR in question.

                        (c) Cost of Repairs and Renewals which are the costs of repairs to the SCARAB SYSTEM and its equipment and any essential renewals or modifications of its equipment of a non-capital nature to ensure the operational availability of the SCARAB SYSTEM.

                        (d) Core Operating Team Costs which are the salaries, wages, allowances (including contributions for pension fund and benefits, and taxes for National health and retirement programs) and associated overhead for Core Operating Team employees of the OPERATOR and Core Operating Team personnel provided by an OWNER and the cost of contracts the OPERATOR may enter into in respect of its Core Operating Team as required to maintain the SCARAB System at its base site.

                        (e) Base Costs which are the costs of providing a base site for the SCARAB system and including, but not limited to:

                              i)    Base rental
                              ii)   Utilities
                              iii)  Customs and shipping
                              iv)   Agency fees
                              v)    Storage.

                        (f) Other Operating Expenses including, but not limited to:

                              i)    Consumables
                              ii)   Spare parts
                              iii) Travel and living for the operating team to the OPERATOR'S normal standards.

                        (g) OPERATOR'S Headquarters Staff Costs including the directly identifiable salaries, wages and allowances (including contributions for pension fund and benefits, and taxes for National health and retirement programs) and overhead for the headquarters staff necessary for the direct supervision and direct support functions required to meet the OPERATOR'S responsibilities under this AGREEMENT and the SCARAB OWNERS AGREEMENT.

                        (h) Insurance including the costs of premiums paid by the OPERATOR, excluding "at-sea" insurance, against such risks as the OPERATING COMMITTEE determines need to be covered by a contract insurance.

                        (j) Cost of Money to the OPERATOR for the use of funds, necessary to maintain and operate the SCARAB SYSTEM which shall not exceed fifteen (15) percent of the OPERATOR'S costs as defined in (c),
                              (d), (e), (f), (g) and (h) above, except that costs pertaining to Core Operating Team Costs (d) and OPERATOR'S Headquarters Staff Costs (g) are to be averaged to reflect amounts outstanding during a quarter by dividing quarterly amounts due by three (3), and shall exclude costs that include an element of return to an OWNER such as base rental costs [(e)(i)].

                        (k) Gains or Losses incurred as a result of exchange rate differences.

      2.3 The STANDING CHARGES of the SCARAB SYSTEMS shall be presented in the format set out in Annex 1 hereto.

3. RUNNING COSTS

      3.1   RUNNING COSTS shall include, but not limited to the following:

            (a)   "At-sea" insurance premiums.

            (b) Additional Operating Team and OPERATOR'S supervisory costs incurred in respect of an operation including additional personnel, overtime and allowances.

            (c)   The One-time cost of:

                  (i) replenishing expendable operating equipment or spares lost during the operation,

                  (ii) repairs as a result of damage incurred during an operation except any portion thereof recovered from the appropriate insurance of the SCARAB SYSTEM.

            (d) One-time Mobilisation and Demobilisation costs in respect of an operation includings, but not limited to:

            (i)   Loading and unloading the SCARAB SYSTEM, and the use of:
                  -     special equipment such as cranes
                  -     special personnel such as welders, riggers, etc.

            (ii)  Travel and living for mobilised additional personnel.

            (iii) Customs fees

            (iv)  Other mobilisation and demobilisation costs.

      3.2 The RUNNING COSTS of the SCARAB SYSTEMS shall be presented in the format set out in Annex 2 hereto.

4.    CURRENCY AND VALUE OF CAPITAL CHARGES

      All accounts and associated book values in respect of the Capital value of the SCARAB SYSTEMS shall be based upon the original Pounds Sterling value of the INITIAL CAPITAL COST and CAPITAL ADDITIONS approved according to UCCArticle 14.1. In this respect Depreciation and Interest on Capital charges shall be based on such Pounds Sterling values.

                                                                     SCHEDULE F1

                                TELEX/FAX FORMAT

TO:         ZONE MAINTENANCE AUTHORITIES & OTHER SCARAB OWNERS.

REF:

SUBJECT:    NOTIFICATION OF COMMENCEMENT OF A SCARAB OPERATION.

      (A)   SCARAB SYSTEM                             :

      (B)   CABLE YSTEM                               :

      (C)   TYPE OF OPEATATION                        :

      (D)   NOTIFIED DATE/TIME                        :

      (E)   HOST VESSEL                               :

      (F)   MOBILISATION                              :
            (i)   ESTIMATED START DATE/TIME           :
            (ii)  ESTIMATED COMPLETED DATE/TIME       :

      (G)   ESTIMATED DEPARTURE DATE/TIME             :

      (H)   SAILING FROM (PORT)                       :

      (I)   ETA CABLE GROUND DATE/TIME                :

      (J)   ETA RETURN TO PORT DATE/TIME              :

      (K)   ENVISAGED RETURN TO (PORT)                :

BEST REGARDS

(SCARAB SYSTEM OPERATOR)

                                                                     SCHEDULE F2

                                TELEX/FAX FORMAT

TO:         ZONE MAINTENANCE AUTHORITIES & OTHER SCARAB OWNERS.

REF:

SUBJECT:    NOTIFICATION OF COMPLETION OF A SCARAB SYSTEM OPERATION.

      (A)   SCARAB SYSTEM                             :

      (B)   CABLE SYSTEM                              :

      (C)   TYPE OF OPERATION                         :

      (D)   HOST VESSEL                               :

      (E)   DATE/TIME MOBILISATION COMPLETED          :

      (F)   DATE/TIME DEPARTURE FOR OPERATION         :

      (G)   DATE/TIME ARRIVAL ON CABLE GROUND         :

      (H)   DATE/TIME DEPARTURE FROM CABLE GROUND     :

      (I)   DATE/TIME RETURNED TO PORT                :

      (J)   RETURNED TO (PORT)                        :

      (K)   DATE/TIME DEMOBILISATION COMPLETED        :

      (L)   DAYS/HOURS ON CABLE GROUND                :

      (M)   DAYS/HOURS SCARAB OPERATIONS              :

      (N)   DAYS/HOURS SCARAB UNSERVICEABLE           :

      (0)   COMMENTS                                  :

BEST REGARDS

(SCARAB SYSTEM OPERATOR)

                                                                     SCHEDULE F3

                                TELEX/FAX FORMAT

TO:         ZONE MAINTENANCE AUTHORITIES & OTHER SCARAB OWNERS.
REF:
SUBJECT:    NOTIFICATION OF COMPLETION OF A SCARAB OPERATION.

      (A)   SCARAB SYSTEM                             :

      (B)   CABLE SYSTEM                              :

      (C)   TYPE OF OPERATION                         :

      (D)   NOTIFIED DATE/TIME                        :

      (E)   HOST VESSEL;                              :

      (F)   MOBILIZATION:-

            (i)   ESTIMATED START DATE TIME           :

            (ii)  ESTIMATED COMPLETED DATE/TIME       :

      (G)   ESTIMATED DEPARTURE DATE/TIME             :

      (H)   SAILING FROM (PORT)                       :

      (I)   ENVISAGE RETURN TO (PORT)                 :

BEST REGARDS

(SCARAB SYSTEM OPERATOR)

                                                                     SCHEDULE F4

                                TELEX/FAX FORMAT

TO:         MAINTENANCE AUTHORITIES CONCERNED.

REF:

SUBJECT:    ESTIMATE OF RUNNING COSTS FOR SCARAB SYSTEM OPERATION.

      (A)   SCARAB SYSTEM                             :

      (B)   CABLE SYSTEM                              :

      (C)   TYPE OF OPERATION                         :

      (D)   MOBILISATION START DATE/TIME              :

      (B)   DEMOBILISATION COMPLETED DATE/TIME        :

      (F)   OPERATIONAL DETAIL:-

            i)    DAYS/HOURS OVERALL (MOB-DEMOB)      :

            ii)   DAYS/HOURS AT SEA                   :

            iii)  DAYS/HOURS ON CABLE GROUND          :

            iv)   DAYS/HOURS SCARAB OPERATIONS        :

      (G)   ESTIMATED RUNNING COSTS:-

            i)    "AT-SEA" INSURANCE                  :

            ii)   ADDITIONAL OPERATING TEAM COSTS     :

            iii)  EXPENDED EQUIPMENT/SPARES           :

            iv)   REPAIRS TO DAMAGES                  :

            v)    OTHER                               :

            vi)   TOTAL ESTIMATED RUNNING COSTS       :

BEST REGARDS

(SCARAB SYSTEM OPERATOR)

                                                                      SCHEDULE H

COMMITMENT AGREEMENT

This COMMITMENT AGREEMENT, made and entered into this ________ day of ___________________, 19__ and effective from _________ between and among
______[new party]______ (a corporation organised under the terms of
_______________ and having its principal place of business at
____________________ (hereinafter referred to as _______[new party]_______); and
[insert names of the then current Parties] being the current PARTIES to the SCARAB III and IV USERS AGREEMENT dated ____________ 1990 (hereinafter referred to as the "PARTIES") to which this COMMITMENT AGREEMENT relates.

WITNESSETH:

WHEREAS ______[new party]______ has an interest in one or more submarine cable systems in the operational area of the "Atlantic Cable Repair and Maintenance Agreement" (ACMA) effective 1 April 1989 and requests the use of the SCARAB SYSTEMS to assist in the repair and maintenance of these cables and

WHEREAS ______[new party]______ has reviewed and understands all the terms and conditions for the use of the SCARAB SYSTEMS contained in the SCARAB III and IV USERS AGREEMENT, and

WHEREAS this COMMITMENT AGREEMENT is supplemental to the SCARAB III & IV USERS AGREEMENT,

NOW THEREFORE, the PARTIES and ______[new party]______ agree with each other as follows:

1. The PARTIES hereby agree to ______[new party]______ becoming a PARTY to the SCARAB III & IV USERS AGREEMENT.

2 ______[new party]______ hereby accepts and agrees to be bound by the terms and conditions contained in the SCARAB III and IV USERS AGREEMENT, as amended by Clause 3 below.

3. Notwithstanding the provisions of Article 28 of that AGREEMENT, the SCARAB III & IV USERS AGREEMENT may be terminated as regards ______[new party]______ if, after ___[date to be negotiated]___, ______[new party]______ gives to each of the PARTIES at least one (1) year's notice in writing expiring on 31 March in any year, in which event the provisions of Articles 28.2 and 28.3 of the SCARAB III & IV USERS AGREEMENT shall not apply.

Date_________________         ____________[new party]____________

                              By_________________________________

                              Attested By

Date_________________         ___________________________________

                              ___________________________________

                              Chairman of the OPERATING COMMITTEE on behalf of all PARTIES to the SCARAB III and IV USERS AGREEMENT.